Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of December __, 2011 by and among GSP-2, Inc., a Nevada corporation (the “Company”), Ally Joy Investments Limited (the “Controlling Stockholder”), and the subscribers identified on the signature pages hereto (each a “Subscriber” and collectively, the “Subscribers”).

RECITALS:

WHEREAS, the Subscribers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, up to 875,000 shares (the “Purchased Shares”) of the Company’s to-be designated Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), at a price per share of $2.00 (the “Purchase Price”) for aggregate gross proceeds to the Company of up to $1,750,000;

WHEREAS, the offer and sale (the “Offering”) of the Purchased Shares is being made in reliance upon the exemptions from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated by the U.S.  Securities and Exchange Commission (the “Commission”) under the Securities Act (“Regulation D”) and Regulation S promulgated by the SEC under the Securities Act (“Regulation S”); and

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Purchased Shares and the Subscriber desires to purchase that number of Purchased Shares set forth on the signature page hereto on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

l.           Purchase and Sale of Purchased Shares.

(a)           Subject to the terms set forth herein, each Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company that number of Purchased Shares as is set forth on the signature page hereto at the Purchase Price. The aggregate Purchase Price is payable by wire transfer of immediately available funds to:

Wilmington Trust Company
ABA 031100092
Credit: Grandview Capital
Account No.: 100288-000
Attn: Patrick Donahue

(b)           The Company reserves the right to reject any subscription made hereby, in whole or in part, in its sole discretion. The Company’s agreement with each Subscriber is a separate agreement and the sale of the Preferred Stock to each Subscriber is a separate sale. Subscriber has hereby delivered and paid concurrently herewith the aggregate Purchase Price for the number of shares of Preferred Stock set forth on the signature page hereof in an amount required to purchase and pay for such Preferred Stock, which amount has been paid in U.S. Dollars by wire transfer.

2.           Closing.  The purchase and sale of the Purchased Shares hereunder shall occur on a closing date (the “Closing Date”) which shall be the date that funds representing the aggregate Purchase Price for all of the Purchased Shares are transmitted by wire transfer or otherwise to or for the benefit of the Company or on such later date as the Company and the Subscribers agree in their sole discretion.  The final Closing Date of this offering (the “Final Closing Date”) shall in no event be later than the date that is 30 days after the initial Closing Date.  The consummation of the transactions contemplated herein shall take place at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, 2nd Floor, Manalapan, New Jersey 07726, on such date and time as the Subscribers and the Company may agree upon; provided, that all of the conditions set forth in Section 11 hereof and applicable to the Closing (as defined below) shall have been fulfilled or waived in accordance herewith. The Subscribers and the Company acknowledge and agree that the Company may consummate the sale of additional Purchased Shares to the Subscribers, on the terms set forth in this Agreement and the other ancillary documents hereto (collectively this Agreement and any other ancillary documents, the “Transaction Documents”), at more than one closing (each referred to herein as a “Closing”).

3.           Subscriber Representations, Warranties and Covenants.  Each Subscriber agrees, represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any of the other Subscribers, that:

(a)           Organization and Standing of the Subscriber.  If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.  Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents and to purchase the Purchased Shares to be sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby or related thereto (together the “Contemplated Transactions”) have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its board of directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the Contemplated Transactions do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents (if such subscriber is an entity) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Purchased Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Acquisition for Investment.  The Subscriber is acquiring such Subscriber’s Purchased Shares solely for its own account for the purpose of investment and not with a view to or for resale in connection with a distribution. The Subscriber does not have a present intention to sell such Subscriber’s Purchased Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of such Subscriber’s Purchased Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 3(h) below, the Subscriber does not agree to hold such Subscriber’s Purchased Shares for any minimum or other specific term and reserves the right to dispose of such Subscriber’s Purchased Shares at any time in accordance with federal and state securities laws applicable to such disposition.  The Subscriber acknowledges that it is able to bear the financial risks associated with an investment in such Subscriber’s Purchased Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. The Subscriber further acknowledges that the Subscriber understands the risks of investing in companies domiciled and/or which operate primarily in the People’s Republic of China and that the purchase of such Subscriber’s Purchased Shares involves substantial risks.

(e)           Information on Company.  The Subscriber agrees, acknowledges and understands that the Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the shares of Preferred Stock that have been requested by the Subscriber or its advisors. The Subscriber represents and warrants that the Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Subscriber agrees, acknowledges and understands that neither such inquiries nor any other due diligence investigation conducted by the Subscriber or any of its advisors or representatives modify, amend or affect the Subscriber’s right to rely on the Company’s representations and warranties contained herein.  Such Subscriber has also been furnished with or has had access to the EDGAR website of the Commission and to the Company’s filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the “Reports”). In addition, such Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as other written information (such other information is collectively, the “Other Written Information” and together with the Reports, the “Disclosure Materials”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Purchased Shares. Such Subscriber has relied on the Disclosure Materials in making its investment decision.

(f)           Opportunities for Additional Information.  The Subscriber acknowledges that the Subscriber has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(g)           Information on Subscriber.  Subscriber is, and will be on the Closing Date, an “accredited investor” as such term is defined in Regulation D, is experienced in investments and business matters, has made investments of a speculative nature and has purchased shares of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Subscriber has the authority and is duly and legally qualified to purchase and own the Purchased Shares. Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto and in such Subscriber’s Investor Questionnaire regarding such Subscriber is accurate.

(h)           Compliance with Securities Act.  Such Subscriber understands and agrees that the Purchased Shares have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Subscriber’s Purchased Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration. The Subscriber acknowledges that the Subscriber is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Subscriber understands that to the extent that Rule 144 is not available, the Subscriber will be unable to sell any Purchased Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to such Subscriber’s Purchased Shares, and deliver such Subscriber’s Purchased Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge such Subscriber’s Purchased Shares, to third parties who in turn may dispose of such Subscriber’s Purchased Shares.

(i)           Purchased Shares Legend.  The Purchased Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j)           Communication of Offer.  The offer to sell the Purchased Shares was directly communicated to such Subscriber by the Company. At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)           Restricted Securities.  Such Subscriber understands that the Purchased Shares have not been registered under the Securities Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Shares unless pursuant to an effective registration statement under the Securities Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) such Subscriber’s Purchased Shares to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes, without limitation, each Subsidiary of the Company and the Controlling Stockholder. For purposes of this Agreement, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)           No Governmental Review.  Such Subscriber understands that no United States federal or state agency or any other governmental agency has passed on or made recommendations or endorsement of the Purchased Shares or the suitability of the investment in the Purchased Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Shares.

(m)           Correctness of Representations.  Such Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date. The Subscriber understands that the Purchased Shares are being offered and sold in reliance on transactional exemptions from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Purchased Shares.

(n)           Short Sales and Confidentiality.  Other than the transaction contemplated hereunder, the Subscriber has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Subscriber, executed any disposition, including short sales (but not including the location and/or reservation of borrowable shares of Preferred Stock), in the securities of the Company during the period commencing from the time that the Subscriber first received a term sheet from the Company or any other person setting forth the material terms of the Contemplated Transactions. The Subscriber covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 7(m), the Subscriber will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Subscriber understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the common stock “against the box” prior to the effective date of the Registration Statement with the Purchased Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, the Subscriber does not make any representation, warranty or covenant hereby that it will not engage in short sales in the securities of the Company after the date that the transactions contemplated by this Agreement are first publicly announced as described in Section 7(m). Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchased Shares covered by this Agreement.

(o)           Acknowledgement of Risk. The Subscriber agrees, acknowledges and understands that its investment in the Preferred Stock involves a significant degree of risk, including, without limitation that: (a) the Company is a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Common; (b) an investment in the Company is highly speculative and only subscribers who can afford the loss of their entire investment should consider investing in the Company and the Preferred Stock; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Preferred Stock is extremely limited; and (e) in the event of a disposition of such Subscriber’s Purchased Shares, the Subscriber can sustain the loss of its entire investment. The Subscriber agrees, acknowledges and understands such risks, and further that Subscriber has carefully reviewed and considered the risk factors.

(p)           Acknowledgement of Risks Associated with Investing in a PRC Entity.  The Subscriber has been apprised that the Company conducts all of its business in the PRC. Accordingly, the Company is subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors will be residents of China and not of the United States, and substantially all the assets of the Company and these persons will be located outside the United States. As a result, it could be difficult for you to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

(q)           No Brokers.  The Subscriber has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Subscriber hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Subscriber hereunder.

(r)           Reliance on Representations. The Subscriber agrees, acknowledges and understands that the Company and its counsel are entitled to rely on the representations, warranties and covenants made by the Subscriber herein. Subscriber further represents and warrants that this Subscription Agreement and the Investor Questionnaire accompanying this Subscription Agreement do not contain any untrue statement or a material fact or omit any material fact concerning Subscriber.

(s)           Additional Representations, Warranties and Covenants of Non-United States Persons.

(i)           The Subscriber understands that the investment offered hereunder has not been registered under the Securities Act and the Subscriber understands that such Subscriber is purchasing such Subscriber’s Purchased Shares without being furnished any offering literature or prospectus. The Subscriber is acquiring such Subscriber’s Purchased Shares for the Subscriber’s own account, for investment purposes only, and not with a view towards resale or distribution.

(ii)           The Subscriber understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Purchased Shares in any country or jurisdiction where action for that purpose is required.

(iii)           The Subscriber is not purchasing the Purchased Shares for the account or benefit of any U.S. person except in accordance with one or more available exemptions from the registration requirements of the Securities Act or in a transaction not subject thereto.

(iv)           The Subscriber will not resell the Purchased Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

(v)           The Subscriber will not engage in hedging transactions with regard to shares of the Company prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the Securities Act; and as applicable, shall include statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

(vi)           No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the Securities Act), general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Subscriber or any of their representatives in connection with the offer and sale of the Purchased Shares.

(t)           Survival.  The foregoing representations and warranties shall terminate with respect to each Subscriber on each Subscriber’s respective Closing Date.

4.           Company and Controlling Stockholder Representations and Warranties.  The Company and the Controlling Stockholder, jointly and severally, represent and warrant to and agree with each Subscriber that:

(a)           Due Incorporation.  The Company and each of its Subsidiaries is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its organization, and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 20% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company; (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business, is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity; or (iv) such other entities as are set forth in the Reports.  As of the Closing Date, all of the Company’s Subsidiaries and the Company’s ownership interest therein are set forth in the Reports; provided, that for the avoidance of doubt Jilin Hengchang Agriculture Development Co., Ltd. and Jilin Hengjiu Grain Purchase and Storage Co., Ltd. will be considered Subsidiaries of the Company.

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority, Enforceability.  The Transaction Documents have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)           Capitalization and Additional Issuances.  The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis as of the date of this Agreement and the Closing Date (not including the Purchased Shares) are set forth in the Reports. Except as disclosed in Schedule 4(d) hereto, there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries. The only officer, director, employee and consultant stock option or stock incentive plans or similar plans currently in effect or contemplated by the Company are described in Schedule 4(d) hereto. Except as disclosed in Schedule 4(d) hereto, there are no outstanding agreements or preemptive or similar rights affecting the Company’s capital stock.

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction or control over the Company, or any of its Affiliates, any exchange or market on which the Company’s Stock is traded, or the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Purchased Shares. The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s Board of Directors. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the Contemplated Transactions. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(f)           No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance nor sale of the Purchased Shares, the Contemplated Transactions, nor the performance of the Company’s obligations under this Agreement and all other Transaction Documents entered into by the Company relating thereto will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter, bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company, any of its Affiliates, (C) the terms of any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties or assets of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any of its Affiliates is a party;

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Purchased Shares or any of the properties or assets of the Company or any of its Affiliates, except in favor of Subscriber as described herein;

(iii)            result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company or result in the acceleration of the due date of any obligation of the Company; or

(iv)           result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)           The Purchased Shares.  The Purchased Shares upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the date of issuance of the Purchased Shares, the Purchased Shares will be duly and validly issued, fully paid and nonassessable or if resold in a transaction registered pursuant to the Securities Act and pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended;

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and

(iv)           will not subject the holders thereof to personal liability by reason of being such holders.

(h)           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents or timely completion of the Contemplated Transactions. Except as disclosed in the Reports or in Schedule 4(h) hereto, there is no pending or, to the best knowledge of the Company, basis for or threatened, action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)           No Market Manipulation.  The Company and its Affiliates, including the Controlling Stockholder, have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock to facilitate the sale or resale of the Purchased Shares or affect the price at which the Purchased Shares may be issued or resold.

(j)           Information Concerning Company. The Reports contain all material information relating to the Company and its operations and financial condition as of the respective dates which information is required to be disclosed therein.  Since December 31, 2010 and except as described in the Reports or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. Neither the Transaction Documents, the Schedules thereto or the Disclosure Materials, including the financial statements included therein, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)           Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental.

(1)           No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Purchased Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or market on which the Company’s securities are traded. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Purchased Shares to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Purchased Shares that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(m)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D or Regulation S) in connection with the offer or sale of the Purchased Shares.

(n)           No Undisclosed Liabilities.  Since December 31, 2010, except as disclosed in Schedule 4(n) hereto, the Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company businesses which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(o)           No Undisclosed Events or Circumstances.  Since December 31, 2010, except as disclosed in Schedule 4(o) hereto, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(p)           Dilution.  The Company’s executive officers and directors understand the nature of the Purchased Shares being sold hereby and recognize that the issuance of the Purchased Shares will have a dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Purchased Shares is in the best interests of the Company and its current shareholders. The Company specifically acknowledges that its obligation to issue the Purchased Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(q)           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(r)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(s)           Reporting Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the provisions of the Exchange Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(t)           Listing. The Company has not received any oral or written notice that its common stock is not eligible for quotation on the Over The Counter Bulletin Board or other OTC Market (“OTC Market”).

(u)           Transfer Agent.  The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth in the Reports.

(v)           Environmental Compliance.  Since their inception, neither the Company, nor any of its Subsidiaries have been, in violation of any applicable law relating to the environment or occupational health and safety except as set forth in the Reports or in Schedule 4(v) hereto. Except as set forth in the Reports or in Schedule 4(v) hereto, the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  Except as set forth in the Reports or in Schedule 4(v) hereto, the Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.  Except as set forth in the Reports or in Schedule 4(v) hereto, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(w)           Employees.  Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as disclosed in the Reports or in Schedule 4(v) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed with the Commission or on the Form 8-K that is not so disclosed.  Since December 31, 2010, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(x)           Public Utility Holding Company Act, Investment Company Act and U.S. Real Property Holding Corporation Status.  The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(y)           ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Purchased Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Subscribers, or any person or entity that owns a beneficial interest in any of the Subscribers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 4(y), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(z)           Independent Nature of Subscribers.  The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that the decision of each Subscriber to purchase securities pursuant to this Agreement has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Documents, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the Contemplated Transactions. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

(aa)           (Reserved)

(bb)           PFIC.  Neither the Company nor any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(cc)           OFAC.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of any of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Purchased Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary of the Company, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd)           Money Laundering Laws. The operations of each of the Company and its Subsidiaries are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ee)           Company Predecessor and Subsidiaries.  The Company makes each of the representations contained in Sections 4(a), (b), (c), (d), (e), (f), (h), (j), (k), (1), (m), (n), (o), (q), (r), (v), (w), (y), (bb), (cc) and (dd) of this Agreement, as same relate or could be applicable to each Subsidiary.  All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Sections 7(g) through 7(l) shall relate, apply and refer to the Company and its predecessors and successors.  The Company represents that it owns all of the equity of the Subsidiaries free and clear of all liens, encumbrances and claims, other than Jilin Hengchang Agriculture Development Co., Ltd. and Jilin Hengjiu Grain Purchase and Storage Co., Ltd., for which the Company has rights to obtain the equity of such Subsidiaries. The Company further represents that except as described in the Disclosure Materials, the Subsidiaries have not been known by any other name for the prior five years.

(ff)           Solvency.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the Offering (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(gg)           Correctness of Representations.  The Company and the Controlling Stockholder represent that the foregoing representations and warranties are true and correct as of the date hereof, and, shall be true and correct in all material respects as of each Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(hh)           Survival.  The foregoing representations and warranties shall survive for a period of three years after the Final Closing Date.

(ii)           No Brokers.  Except as disclosed on Schedule 4(ii), neither the Company nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the Contemplated Transactions.

5.           Controlling Stockholder Representations and Warranties.  The Controlling Stockholder represents and warrants to and agrees with each Subscriber that:

(a)           Organization and Standing of the Controlling Stockholder.  If such Controlling Stockholder is an entity, such Controlling Stockholder is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.  Each Controlling Stockholder has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Controlling Stockholder is a party by such Controlling Stockholder and the consummation by it of the Contemplated Transactions have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Controlling Stockholder or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Controlling Stockholder and each constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Controlling Stockholder enforceable against such Controlling Stockholder in accordance with the terms thereof.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Controlling Stockholder of the Contemplated Transactions do not and will not (i) result in a violation of such Controlling Stockholder’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Controlling Stockholder is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Controlling Stockholder or its properties. Such Controlling Stockholder is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Purchased Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Controlling Stockholder is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Litigation.  There is no pending or, to the best knowledge of the Controlling Stockholder, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Controlling Stockholder that would affect the execution by the Controlling Stockholder or the complete and timely performance by the Controlling Stockholder of its obligations under the Transaction Documents and timely completion of the Contemplated Transactions.

(e)           Foreign Corrupt Practices.  No Controlling Stockholder has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Controlling Stockholder which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(f)           Survival.  The foregoing representations and warranties shall survive for a period of three years after the Final Closing Date.

6.           Regulation D/Regulation S Offering/Legal Opinion. The offer and issuance of the Purchased Shares to the Subscribers is being made pursuant to the exemption from the registration provisions of the Securities Act afforded by Section 4(2) or Section 4(6) of the Securities Act or Rule 506 of Regulation D and/or Regulation S.  The Company will provide, at the Company’s expense, such other legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Purchased Shares pursuant to an effective registration statement. The Company shall approve, or have its designated counsel approve, Rule 144 legal opinion requests from Subscriber’s counsel for removal of restrictive legends to the Purchased Shares, within three (3) business days of such request being provided to the Company’s transfer agent.

7.           Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)           Stop Orders.  Subject to the prior notice requirement described in Section 7(n), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the capital stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Purchased Shares, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscribers.

(b)           Quotation.  The Company shall use its best efforts to cause its common stock to become quoted on the Over The Counter Bulletin Board (or other market or exchange of OTC Markets Group, Inc.) within sixty (60) days of the effectiveness of the initial Registration Statement (as defined below) filed  pursuant to Section 9 hereof (the “OTCBB Listing Date”).

(c)           Market Regulations.  If required, the Company shall notify the Commission and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Purchased Shares to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)           Filing Requirements.  From the date of this Agreement and for a period ending the earlier of (i) the five (5) year anniversary of this Agreement or (ii) the date that the Subscribers no longer hold any of the Purchased Shares; (the latter date being the “End Date”), the Company will (A) comply in all respects with its reporting and filing obligations under the Exchange Act, and (B) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  The Company agrees to timely file a Form D with respect to the Purchased Shares if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.  From the OTCBB Listing Date until the End Date, the Company will continue the listing or quotation of its common stock on the Over The Counter Bulletin Board (or other market or exchange of OTC Markets Group, Inc.) or Senior Exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such market or exchange.

(e)           Use of Proceeds.  The proceeds of the Offering will be employed by the Company for expenses of the Offering and general working capital. The Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, redemption of outstanding notes or equity instruments of the Company outstanding on the Closing Date, nor will the proceeds from the Offering be used to repay any loan or other obligation owed to any officer, director or employee of the Company, other than salary and compensation obligations incurred in the ordinary course of business and consistent with past practice.

(f)           DTC Program.  If the Company is eligible for DTC’s “FAST” program, it will, for a period of at least two (2) years from the Final Closing Date, use its best efforts to employ as the transfer agent for the Purchased Shares a participant in the Depository Trust Company Automated Securities Transfer Program that is eligible to deliver shares via the Deposit Withdrawal Agent Commission System.

(g)           Taxes.  From the date of this Agreement until the End Date, the Company will, and will ensure that each Subsidiary will, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and the Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will, and will ensure that its Subsidiaries will, pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(h)           Insurance.  As reasonably necessary as determined by the Company, from the date of this Agreement until the End Date, the Company will, and will ensure that each Subsidiary will, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(i)           Books and Records.  From the date of this Agreement until the End Date, the Company will, and will ensure that each Subsidiary will, keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j)           Governmental Authorities.  From the date of this Agreement until the End Date, the Company shall, and will ensure that each Subsidiary shall, duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(k)           Intellectual Property.  From the date of this Agreement until the End Date, the Company shall, and will ensure that each Subsidiary shall, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

(l)           Properties.  From the date of this Agreement until the End Date, the Company will, and will ensure that each Subsidiary will, keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will, and will ensure that each Subsidiary will, at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property. The Company will not, and will ensure that each Subsidiary will not, abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

(m)           Confidentiality/Public Announcement.  From the date of this Agreement until the End Date, the Company agrees that except in connection with a Form 8-K and the registration statement or statements regarding the Subscriber’s Purchased Shares or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of any Subscriber unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon not less than three days prior notice to Subscriber. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K and issue a press release describing the Offering within four business days after the initial Closing Date. Prior to the initial Closing Date, such Form 8-K will be provided to Subscribers for their review and approval. In the Form 8-K, the Company will specifically disclose the nature of the Offering. Upon delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while the Purchased Shares are held by Subscribers, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company shall within four business days after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K, provided, however, that the Company will have no obligation to file any Report on Form 8-K with respect to (i) any information contained in the registration statement relating to the registration of the Registrable Securities, submitted for investors’ review pursuant to Section 9 herein, and (ii) the information as to currently contemplated and/or negotiated financing transactions. In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, the Company shall so indicate to Subscribers prior to delivery of such notice or information. Subscribers will be granted sufficient time to notify the Company that such Subscriber elects not to receive such information. In such case, the Company will not deliver such information to Subscribers. In the absence of any such indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

(n)           Non-Public Information.  The Company covenants and agrees that except for the Disclosure Materials and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 7(m) above and except for the information as to currently contemplated and/or negotiated financing transactions, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to accept such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(o)           (Reserved)

(p)           Senior Exchange Listing. The Company shall use its best efforts to cause its common stock to become listed (the “Uplisting”) on a Senior Exchange (“Senior Exchange Listing”) within twelve (12) months of the OTCBB Listing Date (the “Uplisting Date”).  If the Senior Exchange Listing has not occurred by the Uplisting Date, the Company shall pay cash liquidated damages to each Subscriber in the amount equal to one half of one percent (0.5%) of such Subscriber’s aggregate Purchase Price to be paid on the first business day after the Uplisting Date and on each monthly anniversary of said date until the Uplisting is completed.  A “Senior Exchange” means any of the NYSE Amex, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, or New York Stock Exchange.

(q)           Related Party Indebtedness.  From the date of this Agreement until the closing of an offering of the Company’s common stock at a price per share not less than $4.00 (subject to adjustment for stock dividends, subdivisions and combinations) that results in aggregate gross proceeds to the Company of not less than $20,000,000 (the “Restriction Period”), the Company will not, and will not permit any of its Subsidiaries, in each case without the written consent of Subscribers holding at least 75% of the Purchased Shares issued in the Offering, to directly or indirectly, make any payment, or otherwise deliver any assets of the Company, on account of $4,500,000 of indebtedness to Yushan Wei described on Schedule 7(q) hereto.  During the Restriction Period, the Company and its Subsidiaries shall be prohibited from incurring any indebtedness to Yushan Wei or any of his Affiliates not described in the previous sentence (“Additional Indebtedness”) or making any payment on such any Additional Indebtedness to Yushan Wei or any of his Affiliates, unless such incurrence or payment is approved by the Company’s Board of Directors.
(r)           Additional Negative Covenants.  From the date of this Agreement until the effective date of the Registration Statement, the Company will not, and will not permit any of its Subsidiaries, in each case without the written consent of Subscribers holding at least 75% of the Purchased Shares issued in the Offering, to directly or indirectly:

(i)           engage in any business other than businesses engaged in or proposed to be engaged in by the Company on the initial Closing Date or businesses similar thereto;

(ii)           suffer a Change in Control (as defined below);

(iii)           enter into any new agreement or make any amendment to any existing agreement, which by its terms would restrict the Company’s performance of its obligations to holders of the Purchased Shares pursuant to this Agreement or any Transaction Documents; or

(vi)           make any distribution or other transfer of cash or other property without consideration whether by way of dividend or otherwise to shareholders of the Company on account of their ownership of the Company’s shares, or purchase or redeem any shares of the Company or for cash or other property.

(s)           For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following:

(i)           any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Controlling Stockholder, Yushan Wei, any Family Member of Yushan Wei, any entity or person controlling, controlled by or under common control with the Controlling Stockholder, Yushan Wei, any Family Member of Yushan Wei, any employee benefit plan of the Company or any such entity, and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Controlling Stockholder or Yushan Wei is a member) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding common stock of the Company; provided, however, that, in no event shall a Change of Control be deemed to have occurred upon a public offering of the common stock under the Securities Act.  For purposes hereof, “Family Member” means (I) a person’s spouse, parent, sibling and descendants (whether natural or adopted), (II) any family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such person and/or such person’s spouse, parent, sibling and/or descendants (whether natural or adopted), and (III) any estate or trust for the benefit of such person and/or such person’s spouse, parent, sibling and/or descendants (whether natural or adopted)); or

(ii)           any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent entity, if any); or

(iii)           there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company, as applicable, immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, as applicable.

8.           Covenants of the Company, Controlling Stockholder, and Subscriber Regarding Indemnification.

(a)           The Company and the Controlling Stockholder agree, jointly and severally, to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, Affiliates, Subsidiaries, members, managers, and equity holders, from and against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any misrepresentation by the Company or the Controlling Stockholder or breach of any representation or warranty by the Company or the Controlling Stockholder in this Agreement, in any Exhibits or Schedules attached hereto, or in any Transaction Documents, or (ii) after any applicable notice and/or cure periods, any breach, default in performance or failure to perform any covenant or undertaking to be performed by the Company hereunder, in the Transaction Documents, as required by the Contemplated Transactions, or pursuant to any other agreement entered into by the Company and Subscribers relating hereto.

(b)           The Subscribers agree to indemnify, hold harmless, reimburse and defend the Company, the Company’s officers, directors, agents, Affiliates, members, managers, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon them or any such person which results, arises out of or is based upon any material misrepresentation by the Subscribers in this Agreement, in any Exhibits or Schedules attached hereto, or in any Transaction Documents. Notwithstanding the foregoing, in no event shall the liability of the Subscriber, or its permitted successor hereunder, or under any Transaction Documents or other agreement delivered in connection herewith, exceed the Purchase Price paid by such Subscriber.

(c)           The procedures set forth in Section 9(f) shall apply to the indemnification set forth in this Section 8.

9.           Registration Rights.

(a)           Registration Statement Requirements.  The Company shall file with the Commission a Form S-1 registration statement (the “Registration Statement”) (or such other similar registration form that it is eligible to use) in order to register all or such portion of the Registrable Shares (as defined below) as permitted by the Commission (provided that the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Shares) pursuant to Rule 415 for resale and distribution under the Securities Act within thirty (30) calendar days following the Final Closing Date (the “Required Filing Date”), and use its best efforts to cause the Registration Statement to be declared effective upon the earlier of (x) one hundred eighty (180) calendar days after the Final Closing Date, or (y) three (3) business days after oral or written notice to the Company or its counsel from the Commission that it may be declared effective (the “Required Effective Date”).  The Company will register not less than 100% of the shares of common stock that are issuable or that have been issued upon conversion of the Purchased Shares in the aforedescribed Registration Statement (the “Registrable Shares”); provided, however, that in the event that the Company is required by the Commission to cutback the number of shares being registered in the Registration Statement pursuant to Rule 415, then the Company shall reduce the Registrable Shares pro rata among the Subscribers included in the Registration Statement, unless otherwise directed in writing by a Subscriber as to its Registrable Shares. The Registration Statement shall also state that, in accordance with Rules 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of common stock as may become issuable with respect to the Registrable Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions. Notwithstanding anything to the contrary contained in this Section 9, if the Company receives comments from the Commission, and following discussions with and responses to the Commission in which the Company uses its reasonable best efforts and time to cause as many Registrable Shares for as many Subscribers as possible to be included in the Registration Statement filed pursuant to Section 9(a) without characterizing any Subscriber as an underwriter, the Company is unable to cause the inclusion of all Registrable Shares in such Registration Statement, then the Company may, following not less than three (3) business days prior written notice to the Subscribers, (x) remove from the Registration Statement such Registrable Shares (the “Cut Back Shares”) and/or (y) agree to such restrictions and limitations on the registration and resale of the Registrable Shares, in each case as the Commission may require in order for the Commission to allow such Registration Statement to become effective; provided, that in no event may the Company name any Subscriber as an underwriter without such Subscriber’s prior written consent (collectively, the “Commission Restrictions”). Unless the Commission Restrictions otherwise require, any cut-back imposed pursuant to this Section 9(a) shall be allocated among the Registrable Shares of the Subscribers on a pro rata basis. No Liquidated Damages under Section 9(d) shall accrue on or as to any Cut Back Shares, and the required Commission Effectiveness Date for such additional Registration Statement including the Cutback Shares will be tolled, until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any Commission Restrictions (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date, all provisions of this Section 9 (including, without limitation, the Liquidated Damages provisions, subject to tolling as provided above) shall again be applicable to the Cut Back Shares (which, for avoidance of doubt, retain their character as “Registrable Shares”) so that the Company will be required to file with and cause to be declared effective by the Commission such additional Registration Statements in the time frames set forth herein as necessary to ultimately cause to be covered by effective Registration Statements all Registrable Shares.

(b)           Registration Procedures.  If and whenever the Company is required by the provisions of Section 9(a) to effect the registration of any Registrable Shares under the Securities Act, the Company will, as expeditiously as possible:

(i)           subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 9, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to Subscriber’s counsel copies of all filings and Commission letters of comment and notify the Subscribers (by telecopier and by e-mail addresses provided by the Subscribers) and Subscriber’s counsel (by telecopier to 402-435-4239 and by email to ahornung@scudderlaw.com) on or before the second business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the registration statement, and (ii) the registration statement has been declared effective;

(ii)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for the later of (a) a period of one (1) year, or (b) until the Purchased Shares can be sold by the Subscribers pursuant to Rule 144 without volume restrictions;

(iii)           furnish to the Subscribers such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Subscribers reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(iv)           use its reasonable best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the Subscribers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to service of process in any such jurisdiction;

(v)           list the Registrable Shares covered by such registration statement with any securities exchange or market on which the common stock of the Company is then listed;

(vi)           notify the Subscribers as soon as practicable, and in any event within twenty-four hours, of the Company’s becoming aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Shares. Each Subscriber hereby covenants that it will not sell any Registrable Shares pursuant to such prospectus during the period commencing at the time at which the Company gives such Subscriber notice of the suspension of the use of such prospectus in accordance with this Section 9(b)(vi) and ending at the time the Company gives such Subscriber notice that such Subscriber may thereafter effect sales pursuant to the prospectus, or until the Company delivers to such Subscriber or files with the Commission an amended or supplemented prospectus.

(c)           Provision of Documents.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Shares of a particular Subscriber that such Subscriber shall furnish to the Company in writing such information and representation letters, including a completed form of the Selling Securityholder Questionnaire attached hereto, with respect to itself and the proposed distribution by it as the Company may reasonably request to assure compliance with federal and applicable state securities laws.

(d)           Non-Registration Events.  The Company and the Subscribers agree that the Subscribers will suffer damages if the Registration Statement is not filed by the Required Filing Date and not declared effective by the Commission by the Required Effective Date or if, after it is declared effective, its effectiveness is not maintained in the manner and within the time periods contemplated by Section 9 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the Registration Statement is not filed on or before the Required Filing Date, (B) the Registration Statement is not declared effective on or before the Required Effective Date, or (C) any registration statement described in Section 9 is declared effective but shall thereafter cease to be effective for a period of time which shall exceed twenty (20) days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (A) through (C) of this Section 9(d), a “Non-Registration Event”), then the Company shall deliver to the Subscribers, as liquidated damages (“Liquidated Damages”), an amount equal to two percent (2%) of the Purchase Price of the Purchased Shares owned of record by such holder on the first business day after the Non-Registration Event and for each subsequent thirty (30) day period (pro rata for any period less than thirty days) which are subject to such Non-Registration Event. The Company must pay the Liquidated Damages in cash.  In the event a Registration Statement is filed by the Required Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed.

(e)           Expenses.  All expenses incurred by the Company in complying with Section 9, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel, including one special counsel for the Subscribers, and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” The Company will pay all Registration Expenses in connection with any registration statement described in Section 9.

(f)           Indemnification and Contribution.

(i)           In the event of a registration of any Registrable Shares under the Securities Act pursuant to Section 9, the Company will, to the extent permitted by law, indemnify and hold harmless the Subscriber, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Subscriber, each underwriter of such Registrable Shares thereunder and each other person, if any, who controls such Subscriber or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Subscriber, or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares was registered under the Securities Act pursuant to Section 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the provisions of Section 9(f)(iii), reimburse the Subscriber, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Subscriber to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Subscriber failed to send or deliver a copy of the final prospectus delivered by the Company to the Subscriber with or prior to the delivery of written confirmation of the sale by the Subscriber to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Subscriber in writing specifically for use in such registration statement or prospectus.

(ii)           In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Section 9, each Subscriber severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Section 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Subscriber will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with information pertaining to such Subscriber, as such, furnished in writing to the Company by such Subscriber specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Subscriber hereunder shall be limited to the net proceeds actually received by the Subscriber from the sale of Registrable Shares pursuant to such registration statement.

(iii)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9(f)(iii) and shall only relieve it from any liability which it may have to such indemnified party under this Section 9(f)(iii), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9(f)(iii) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(iv)           In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) a Subscriber, or any controlling person of a Subscriber, makes a claim for indemnification pursuant to this Section 9(f) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9(f) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Subscriber or controlling person of the Subscriber in circumstances for which indemnification is not provided under this Section 9(f); then, and in each such case, the Company and the Subscriber will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Subscriber is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Subscriber will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and provided, further, however, that the liability of the Subscriber hereunder shall be limited to the net proceeds actually received by the Subscriber from the sale of Registrable Shares pursuant to such registration statement.

10.           Anti-dilution and Purchase Rights.

(a)           Right of First Refusal.  Subject to (i) applicable laws or regulations of any governmental or other regulatory agency, including the Financial Industry Regulatory Authority, Inc. and/or any stock exchange on which the shares of common stock offered for sale (the “IPO Shares”) in the Company’s initial public offering (the “IPO”) are proposed to be traded and (ii) any determination by the lead underwriter in such IPO that the exercise of such right would be detrimental to such IPO or the aftermarket performance of the Company’s securities, the Company shall afford the Subscribers a reasonable opportunity to purchase from the underwriters in such IPO such number of IPO Shares equal to such Shareholders’ pro rata share of 35% of the IPO Shares at a price per share equal to the final price per share (after deduction of underwriting discounts and commissions) stated in the final prospectus used in connection with such offering.  Each Subscriber that desires to participate in such offering shall provide written notice to the Company of the number of IPO Shares that such Subscriber will purchase pursuant to this Agreement no later than two (2) days prior to the commencement of public trading of the IPO Shares.  This right of first refusal shall expire 90 days following the Company’s Senior Exchange Listing.

(b)           Most Favored Nations Provision.  Other than in connection with a Qualified Issuance (as deemed below), if at any time following the Final Closing Date and prior to the Senior Exchange Listing, the Company shall issue any common stock or securities convertible into or exchangeable into shares of common stock (or modify the conversion or exercise price of any of the foregoing which may be outstanding) to any person or entity at a price per share which shall be less than $2.00 per share, subject to adjustment for stock dividends, subdivisions and combinations (the “Lower Price Issuance”), without the consent of the Subscriber, then the Company shall issue, for each such occasion, additional shares of Preferred Stock to the Subscriber respecting those Purchased Shares that are then still owned by the Subscriber at the time of the Lower Price Issuance so that the average per share purchase price of the Purchased Shares owned by the Subscriber on the date of the Lower Price Issuance plus such additional shares issued to Subscriber pursuant to this Section 10(b) is equal to such other Lower Price Issuance. The delivery to Subscriber of the additional shares of Preferred Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Preferred Stock.  Any such additional shares issued to a Subscriber shall be considered Registrable Shares for purposes of this Agreement, and the Subscriber shall be entitled to the registration rights set forth in Section 9 with respect to such shares.  For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of common stock or of any warrant, right or option to purchase common stock shall result in the issuance of the additional shares of common stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of common stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than $2.00 per share, subject to adjustment for stock dividends, subdivisions and combinations. Common stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.001 per share of common stock. The rights of Subscriber set forth in this Section 10(b) are in addition to any other rights the Subscriber has pursuant to this Agreement and any other agreement referred to or entered into in connection herewith or to which Subscriber and Company are parties. “Qualified Issuance” shall mean (i) securities issued upon exercise of any options or warrants to purchase common stock outstanding as of the date hereof and disclosed in Schedule 4(d) hereto; (ii) common stock issuable upon a stock split, stock dividend, or any subdivision of shares of common stock, provided that corresponding adjustments are made to all share and price information noted in this Agreement; (iii) shares issued in connection with a merger, consolidation, acquisition, or similar business combination (other than any such transaction where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 100% of the combined voting power of the securities of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent entity, if any))  approved by the board of directors and Subscribers holding at least 75% of the Purchased Shares; or (iv) shares issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or real property debt financing, in each case, from a bank or similar financial institution and in an amount and under terms approved by the Board.

(c)           Other Adjustments.

(i)           Other than in connection with a Qualified Issuance, (x) if the Company’s actual after tax net income under U.S. GAAP for the fiscal year ending December 31, 2011 (“Actual 2011 Net Income”) is less than $15,900,000 (“2011 Targeted Net Income”), or (y) if the Company’s actual after tax net income under U.S. GAAP for the fiscal year ending December 31, 2012 (“Actual 2012 Net Income”) is less than $18,000,000 (“2012 Targeted Net Income,” together with the 2011 Targeted Net Income, the “Targeted Net Income”), then the Controlling Stockholder (or the Escrow Holder shall deliver, as the case may be) shall transfer, for each such occasion, to each Subscriber an additional amount of shares of the Company’s common stock (the “Adjustment Shares”) equal to, as applicable, (a) the percentage of variation of the Actual 2011 Net Income from the 2011 Targeted Net Income times the number of Purchased Shares acquired by such Subscriber pursuant to this Agreement and (b) the percentage of variation of the Actual 2012 Net Income from the 2012 Targeted Net Income times the number of Purchased Shares acquired by such Subscriber pursuant to this Agreement.

(ii)           The delivery to each Subscriber of such Subscriber’ s Adjustment Shares shall be not later than the third business day after the filing of a Form 10-K with the Commission declaring the annual audited results for the applicable fiscal year end.

(iii)           Notwithstanding anything to the contrary contained herein, in determining whether the Company has achieved either the 2011 Targeted Net Income or 2012 Targeted Net Income, the Company may disregard any non-cash charge or expense required to be recognized by the Company under U.S. generally accepted accounting principles (“U.S. GAAP”), including but not limited to the non-cash charges listed in the next sentence. In addition, in determining whether the Company has achieved either the 2011 Targeted Net Income or the 2012 Targeted Net Income (as the case may be), (1) any liquidated damages payable pursuant to the Offering and (2) any non-cash charges expensed by the Company related to any warrants, options or Preferred Stock issued pursuant to Offering, in each case, shall not be included as expenses of the Company in determining the Actual 2011 and 2012 Net Income. “Net Income” shall mean the Company’s income after taxes for the fiscal year ending December 31, 2011 or December 31, 2012 (as the case may be) in each case determined in accordance with U.S. GAAP as reported in the 2011 Annual Report or 2012 Annual Report (as the case may be) on Form 10-K filed by the Company with the Commission less the allowable exclusions listed above.

(d)           Controlling Stockholder Share Escrow.

(i)           The Controlling Stockholder hereby agree to deposit into a custodian account at Deutsche Bank National Trust Company, a national banking association (the “Escrow Holder”) pursuant to an Escrow Agreement in the form attached hereto as Exhibit B (the “Escrow Agent”), to be entered into by and among the Company, the Controlling Stockholder and the Subscribers’ Representative immediately prior to the initial Closing Date, an aggregate amount of 200,000 shares of the Company’s currently issued and outstanding common stock (together with any additional securities or assets issued or distributed with respect to such shares pursuant to stock splits, dividends, reclassifications, or the like) (the “Escrowed Shares”), as partial security for the Controlling Stockholder’s performance under Section 10(c).  The Controlling Stockholder shall execute and deliver such additional documents or instruments, reasonably requested by the Escrow Holder to give effect to the terms of this Section 10(d); provided, that the provisions of any escrow instructions regarding release of the Escrowed Shares from the escrow must be approved by and shall be reasonably acceptable to the Subscribers’ Representative (as defined below); provided, further, that if the requirements of Section 10(c) are satisfied in full, then the Subscribers’ Representative will timely authorize the Escrow Holder to release the Escrowed Shares to the Controlling Stockholder.

(ii)           Notwithstanding the foregoing, upon the earlier of (A) the Senior Exchange Listing or (B) the day after the filing of the Company’s annual report on Form 10-K disclosing the Actual 2012 Net Income, then, provided that all obligations of the Controlling Stockholder pursuant to Section 10(c) have been met or reserved for, any other Escrowed Shares remaining in the escrow account created pursuant to this Section 10(d) may be released to the Controlling Stockholders without any action required by the Subscribers’ Representative or the Company.

(iii)           David Steele, shall be constituted and appointed as the “Subscribers’ Representative.” Each Subscriber hereby appoints and constitutes the Subscribers’ Representative as his, her or its agent and true and lawful attorney-in-fact with the powers and authority as set forth in this Agreement. The Subscribers’ Representative shall be the exclusive agent for and on behalf of the Subscriber to: (A) give and receive notices and communications to or from the Company (on behalf of itself or any other Subscriber) and/or the Escrow Holder relating to this Agreement, any escrow agreement or arrangement described in or contemplated by this Section 10(c) or any of the other Transaction Documents; (B) provide endorsements for transfer of, and authorize deliveries to Subscribers of Escrowed Shares from the escrow; and (C) take all actions necessary or appropriate in the judgment of the Subscribers’ Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Subscriber under any circumstance. The Subscribers’ Representative shall be the sole and exclusive means of asserting or addressing any of the above and no Subscriber shall have any right to act on his, her or its own behalf with respect to any such matters, other than any claim or dispute directly against the Subscribers’ Representative. No bond shall be required of the Subscribers’ Representative, and the Subscribers’ Representative shall receive no compensation for its services.  Notices or communications to or from the Subscribers’ Representative shall constitute notice to or from each Subscriber. The Subscribers’ Representative shall not be liable to any Subscriber for any act done or omitted hereunder as the Subscribers’ Representative while acting in good faith and any act done or omitted in accordance with the advice of counsel or other expert shall be conclusive evidence of such good faith.  Any reasonable costs and expenses incurred by the Subscribers’ Representative in connection with its activities and duties as the Subscribers’ Representative will be reimbursed by the Company promptly upon submission of evidence of such reasonable fees or expenses to the Company.  The Subscribers shall jointly and severally indemnify the Subscribers’ Representative and its employees, Affiliates, agents, members, and officers, and hold them harmless against any loss, liability or expense arising out of or in connection with the acceptance or administration of the activities and duties of the Subscribers’ Representative.  Subscribers holding at least 75% of the Purchased Shares may elect to remove the Subscribers’ Representative, with or without cause.  In the event of that the Subscribers’ Representative shall cease to be the Subscribers’ Representative (whether through resignation, removal or death), then a majority-in-interest of the Subscribers may appoint a new individual to act as the Subscribers’ Representative.

11.           Closing Conditions.

(a)           The obligation hereunder of the Subscribers to acquire and pay for the Purchased Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Subscribers’ sole benefit and may be waived by the Subscribers at any time in their sole discretion.

(i)           The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all Contemplated Transactions required to be performed by the Company on or before the Closing Date;

(ii)           The Certificate of Designation designating the rights and preferences of the Preferred Stock in the form attached hereto as Exhibit C shall have been filed with the Secretary of State of the State of Nevada;

(iii)           The Controlling Stockholder shall have executed the Escrow Agreement and delivered to the Escrow Holder the Escrow Shares; and

(iv)           The Transaction Documents have been duly executed and delivered by the Company and the Controlling Stockholder.

(b)           The obligation hereunder of the Company to issue and sell the Purchased Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(i)           The representations and warranties of the Subscriber in this Agreement and each of the other Transaction Documents to which the Subscriber is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date;

(iii)           The delivery by each Subscriber of a duly completed and executed Investor Questionnaire in the form attached hereto as Exhibit A; and

(iii)           The delivery of the aggregate Purchase Price for the Purchased Shares to the Company; and

(iv)           The Transaction Documents to which each Subscriber is a party have been duly executed and delivered by the Subscriber.

12.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (A) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (B) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Mr. Yushan Wei, President and Chief Executive Officer
GSP-2, Inc.
Gongzhuling State Agriculture Science and Technology Park
Gongzhuling City
Jilin Province
People’s Republic of China
Tel: +86-434-627-8415

With a copy by fax only to (which copy shall not constitute notice):

Anslow & Jaclin LLP
Attn: Gregg E. Jaclin, Esq.
195 Route 9 South, 2nd Floor
Manalapan, NJ 07726
Facsimile: (732) 577-1188

If to the Subscribers:

To each of the addresses and facsimile numbers listed on the signature pages of this Agreement.

With a copy by fax only to (which copy shall not constitute notice):

Scudder Law Firm, P.C., L.L.O.
Attn: Adam Hornung, Esq.
411 South 13th Street, 2nd Floor
Lincoln, NE 68502
Facsimile (402) 435-4239

(b)           Entire Agreement, Amendment.  This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Subscribers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of at least seventy-five percent (75%) of the total shares of Preferred Stock purchased in the Offering and then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Purchased Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Purchased Shares, as the case may be.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the state and county of Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 12(d) hereof, the Company and the Subscribers hereby irrevocably waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Nevada of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Damages.  In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)           Maximum Payments.  Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

(h)           Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable terra or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

[Signature Pages Follow]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement with GSP-2, Inc. by signing and returning a copy to the Company whereupon it shall become a binding agreement.

NUMBER OF SHARES OF PREFERRED STOCK x $2.00 =  (the “Purchase Price”)

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone - Business	Telephone - Business

Telephone -- Residence	Telephone - Residence

Facsimile - Business	Facsimile - Business

Facsimile -- Residence	Facsimile - Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:
Dated:                          , 2011

This Subscription Agreement is agreed to and accepted as of the date first written above.

GSP-2, INC.

By:
Name: Yushan Wei
Title:  President and Chief Executive Officer

ALLY JOY INVESTMENTS LIMITED,
as Controlling Stockholder

By:
Name:
Title: